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                                                                     EXHIBIT 8.1

                 [Letterhead of Greenebaum Doll & McDonald PLLC]

                                                                January 11, 2002


Community Trust Bancorp, Inc.
CTBI Preferred Capital Trust II
346 North Mayo Trail
Pikeville, Kentucky  41501

         Re: CTBI Preferred Capital Trust II Cumulative Trust Preferred Securities ("Preferred Securities")

Ladies and Gentlemen:

         We have acted as counsel to Community Trust Bancorp, Inc., a Kentucky corporation ("Company") and to CTBI Preferred Capital Trust II, a statutory business trust formed under the laws of the State of Delaware ("CTBI Trust"), in connection with the issuance by the Company of its subordinated debentures ("Subordinated Debentures") to CTBI Trust. The Company and CTBI Trust are filing a Registration Statement ("Registration Statement") on Form S-3 in connection with its issuance of the Preferred Securities. In that connection, you have requested our opinion as to the Federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities.

         We have examined (i) the Certificate of Trust of CTBI Trust filed with the Secretary of State of the State of Delaware on January 7, 2002, (ii) the form of the Registration Statement, (iii) the form of the Amended and Restated Trust Agreement to be entered into by the Company, First Union Trust Company, National Association and the administrative trustees, (iv) the form of the Preferred Securities, (v) the form of the Preferred Securities Guarantee Agreement to be entered into by the Company and First Union Trust Company, National Association, (vi) the form of the Subordinated Debentures and (vii) the form of the Indenture to be entered into by the Company and First Union Trust Company, National Association (in the case of the documents referenced in (iii) through (vi) above, in the form filed as an exhibit to the Registration Statement). Our opinion is based upon the premise that the transactions will be consummated in accordance with the documents furnished to us.

         In our opinion, for Federal income tax purposes, CTBI Trust will be classified as a grantor trust. Accordingly, each beneficial owner of Preferred Securities will be treated as owning an undivided beneficial interest in the Subordinated Debentures.

         We have reviewed the discussion set forth under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the form of Registration Statement submitted to us. While that discussion does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the

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United States Federalincome tax consequences of the purchase, ownership and disposition of the Preferred Securities, based upon current law.

                                SCOPE OF OPINION
                                ----------------

         This opinion represents our views as to the interpretation of existing law and cannot be taken as an assurance of how the law will subsequently develop. Accordingly, no assurance can be given that the Internal Revenue Service will not alter its present views, either prospectively or retroactively, or adopt new views with regard to any of the matters upon which we are rendering an opinion, nor can any assurance be given that the Internal Revenue Service will not challenge the positions which the Company or CTBI Trust intend to take.

                                     CONSENT
                                     -------

         We hereby consent to the use of our name in the Registration Statement under the heading "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" and to the filing of this opinion with the Securities and Exchange Commission and such state securities administrators or commissioners as may be necessary or appropriate.

                                           Very truly yours,

                                            /s/ Greenebaum Doll & McDonald PLLC
                                            Greenebaum Doll & McDonald PLLC